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                                                                    EXHIBIT 10.1

                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made this ____ day of __________, 2004, between Xenonics Holdings, Inc., a Nevada corporation (the "Company"), and _______________________, an individual ("Indemnitee").

                                    RECITALS

         WHEREAS, Indemnitee is either a member of the board of directors ("Board" or "Board of Directors"), an officer, an employee or an agent of the Company, or more than one of such positions, or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and in such capacity or capacities is performing a valuable service for the Company;

         WHEREAS, the Corporation has adopted bylaws ("Bylaws") providing for the indemnification of the officers, directors, employees and agents of the Company or individuals serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise; ("Covered Persons");

         WHEREAS, the Bylaws and Nevada Revised Statute ("NRS") Sections 78.751 and 78.7502 (the "State Statutes") specifically provide that they are not exclusive, and thereby contemplate that agreements may be entered into between the Company and a Covered Person with respect to indemnification of such Covered Person;

         WHEREAS, Indemnitee is willing to serve, to continue to serve, and to take on additional service for and on behalf of the Company on the condition that Indemnitee is indemnified as set forth in this Agreement;

         WHEREAS, it is intended that Indemnitee shall be paid promptly by the Company all amounts necessary to effectuate in full the indemnity provided in this Agreement; and

         WHEREAS, to induce Indemnitee to continue to serve as a director, officer, employee or agent, the Company has determined and agreed to enter into this Agreement with Indemnitee.

         NOW, THEREFORE, in consideration of Indemnitee's continued service as a director or officer of the Company after the date hereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

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                                    AGREEMENT

         1. Indemnification of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the State Statutes, or any successor statute or amendment thereof, or any other statutory provisions authorizing or permitting such indemnification that is adopted after the date of this Agreement.

         2. Additional Indemnity. Subject only to the exclusions set forth in Section 3 of this Agreement, the Company hereby further agrees to hold harmless, indemnify and defend Indemnitee:

                  (a) against any and all expenses (including fees for attorneys, accountants, private investigators, court and transcript costs, fees and expenses of witnesses, travel expenses and all other like disbursements or expenses reasonably incurred by or for Indemnitee), judgments damages, fines, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgment, fines, penalties, or amounts paid in settlement) actually and reasonably incurred by or for Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company)(a "Covered Action") to which Indemnitee is made a party as a result of the fact that at the time of the act or omission which is the subject matter of such Covered Action the Indemnitee was a director, officer, employee or agent of the Company, and

                  (b) otherwise to the fullest extent as may be provided to Indemnitee by the Company under the non-exclusivity provisions the Bylaws of the Company and the State Statutes. The provisions of this Agreement are in addition to, and not in limitation of, the provisions of such Bylaws and the State Statutes.

         3. Limitations on Additional Indemnity. No indemnity pursuant to Sections 1 and 2 of this Agreement shall be paid by the Company to the extent that:

                  (a) payment therefor is actually made to Indemnitee under a valid and collectible insurance policy or policies, except with respect to any excess amount due to Indemnitee beyond the amount of payment to Indemnitee under such insurance policy or policies. Notwithstanding the availability of such insurance policy or policies, Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company in writing any claims of Indemnitee under such insurance policy or policies to the extent of the amount Indemnitee is paid by the Company;

                  (b) Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement;

                  (c) final judgment is rendered against Indemnitee for the payment of dividends or other distributions to stockholders of the Company in violation of the provisions of Subsection 2 of Nevada Revised Statutes Section 78.300, as amended;

                  (d) final judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the

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provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended
(the "Act"), or other similar provisions of any federal, state or local statutory law;

                  (e) Indemnitee's conduct giving rise to the claim for indemnification is finally adjudged by a court of competent jurisdiction to have been a breach of fiduciary duty which involved intentional misconduct, fraud or a knowing violation of the law; and/or

                  (f) except as otherwise provided in this Agreement, in connection with all or any part of a suit or other proceeding which is initiated or maintained by or on behalf of Indemnitee, or any suit or other proceeding by Indemnitee against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required by Nevada law;
(ii) the suit or other proceeding was expressly authorized by an official act of the Board of Directors of the Company or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law.

         4. Continuation of Indemnity. All agreements and obligations of the Company contained in this Agreement shall continue during the period Indemnitee is a Covered Person, and shall continue thereafter for so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee was a Covered Person.

         5. Advancement of Expenses. In the event Indemnitee incurs costs or expenses in connection with the defense of any such civil, criminal, administrative or investigative action, suit or proceeding (including any costs or expenses incurred for any appeal therefor), the Company agrees to pay such costs or expenses as they are incurred and in advance of the final disposition of the action, suit or proceeding within 30 calendar days of submission of bills or vouchers for such costs or expenses, provided that Indemnitee delivers to Company prior to such payment a written undertaking by or on behalf of Indemnitee to repay the amount paid by the Company if it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company. By such undertaking, Indemnitee agrees to reimburse the Company for all amounts paid by the Company in defending such civil, criminal, administrative or investigative action, suit or proceeding against Indemnitee, including amounts paid in settlement, in the event and only to the extent that it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company for such expenses under the provisions of the State Statute, Bylaws, this Agreement or otherwise. However, in the case of an action brought against Indemnitee by the Company pursuant to the provisions of Section 16(b) of the Act, or other similar provisions of any federal, state or local statutory law for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company, Indemnitee's costs and expenses will not be advanced unless such advancement is approved by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding, or, if such a quorum cannot be obtained, by independent legal counsel in a written opinion that such indemnification is proper in the circumstances.

         6. Presumptions and Effect on Certain Proceedings. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement. The termination of any action, suit or proceeding by judgment, order, settlement,

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arbitration award, conviction or by a plea of nolo contendere or its equivalent shall not affect this presumption except as may be provided in Section 3 of this Agreement.

         7. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, if a request with respect thereto is to be made against the Company under this Agreement, Indemnitee shall notify the Company of the commencement thereof; but the failure by Indemnitee to notify the Company will not relieve the Company of any liability which it may have to Indemnitee under this Agreement or otherwise. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company as required herein:

                  (a) The Company shall be entitled to participate therein at its own expense; and

                  (b) Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense of Indemnitee with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of Indemnitee in the action, suit or proceeding, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense shall be at the sole expense of Indemnitee unless (i) the employment of counsel by Indemnitee at the Company's expense has been authorized in writing by the Company; (ii) Indemnitee shall have reasonably concluded, upon advice of counsel experienced in such matters, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, suit or proceeding. In each such instance set forth in (i) through (iii) of this paragraph (b), the reasonable cost of Indemnitee's counsel shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be entitled to assume the defense of any action, suit or proceeding brought against Indemnitee by or on behalf of the Company or as to which Indemnitee shall have reasonably made the conclusion provided in (ii) above.

                  (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company's prior written consent. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement.

         8.       Enforcement.

                  (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce

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Indemnitee to continue as a Covered Person, and acknowledges that Indemnitee is relying on this Agreement in continuing in such capacity.

                  (b) In the event Indemnitee is required to bring any action to enforce his or her rights or to collect moneys due under this Agreement, the Company shall advance Indemnitee all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action. Indemnitee shall be responsible for reimbursement to the Company of such advance in the event that Indemnitee is not successful in such action.

         9. No Employment Rights. Nothing in this Agreement is intended to confer on Indemnitee any right to continue in the employ of the Company for any period of time or to interfere with or otherwise restrict in any way the rights of the Company or of Indemnitee, which rights are hereby expressly reserved by each, to terminate Indemnitee's service at any time and for any reason, with or without cause, except as may be provided otherwise in an agreement, if any, between the Company and Indemnitee.

         10. Severability. Each of the provisions of this Agreement are separate and distinct and independent of one another, so that if any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not effect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement is so held to be invalid or unenforceable, the parties agree that the court making such determination shall have the power to amend such provision or to delete specific words or phrases so that such provision shall then be enforceable to the fullest extent permitted by law unless such change is contrary to the intent of the parties hereto.

         11. Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of the amount of such payment to all rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary or reasonable to secure such rights, including, without limitation, the execution of such documents necessary or reasonable to enable the Company to effectively bring suit to enforce such rights.

         12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without resort to conflict of laws principles.

         13. Binding Effect; Amendment. This Agreement shall be binding on the parties, their heirs, personal representatives, successors and assigns, and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives and assigns, and to the benefit of the Company, its successors and assigns. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in a writing signed by both parties.

         14. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand and receipted for by the party to whom said communication shall have been directed or (ii), if mailed by certified or registered mail with postage prepaid, on the third business day after the date on

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which said communication is so mailed and addressed to the appropriate party at the following address:

            If to Indemnitee:

            If to the Company:     Xenonics Holdings, Inc.
                                   2236 Rutherford Rd.
                                   Suite 123
                                   Carlsbad, CA 92008
                                   Attention: Chairman of the Board

         A party may change its address by delivering notice of such change in the manner set forth in this Section 14.

         IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

"Indemnitee"                                     Xenonics Holdings, Inc.

______________________________                   By: ___________________________

                                                 Its: __________________________

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